                                                                 EXHIBIT 99(iii)

                             NACCO Industries, Inc.
                 Unaudited Consolidating Statement of Cash Flows
                      For the Year Ended December 31, 2002
                                  (In millions)

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
                                                                                                        NACoal
                                                                                         --------------------------------------
                                                                                            Project     NACoal
                                                                                            Mining     Excl Proj
                                                                   NMHG     Housewares   Subsidiaries    Mines     Consolidated
                                                                  -------   ----------   ------------  ---------   ------------
Operating Activities
Net income (loss)                                                 $  12.3     $  17.8       $    -       $ 19.6       $ 19.6
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
    Depreciation, depletion and amortization                         40.5        13.9         29.7          8.5         38.2
    Deferred income taxes                                             3.9         9.4         (2.0)         7.7          5.7
    Restructuring charges                                            12.3           -            -            -            -
    Minority interest (income) expense                               (1.2)          -            -            -            -
    Extraordinary loss                                                  -           -            -            -            -
    Gain (loss) on sale of assets                                     1.3        (0.4)        (1.1)        (1.3)        (2.4)
    Other non-cash items                                             (9.9)       (0.1)         2.7          5.1          7.8
Working capital changes:
    Intercompany receivable/payable                                   6.7         0.5          0.3         (2.3)        (2.0)
    Accounts receivable                                               7.5         7.6          5.8         (2.3)         3.5
    Inventories                                                       8.6       (13.4)         0.3          1.9          2.2
    Other current assets                                             (1.2)        0.1          0.1         (0.1)           -
    Accounts payable and other current liabilities                  (15.9)       16.6         (3.9)        (0.5)        (4.4)
                                                                  -------     -------       ------       ------       ------
    Net cash provided by operating activities                        64.9        52.0         31.9         36.3         68.2
                                                                  -------     -------       ------       ------       ------

Investing Activities
    Expenditures for property, plant and equipment                  (16.1)       (5.3)       (25.4)        (7.8)       (33.2)
    Proceeds from the sale of property, plant, and equipment          6.2         2.1         24.8          1.3         26.1
    Proceeds from unconsolidated affiliates                           2.3           -            -            -            -
    Other - net                                                       0.3           -         (0.8)        (0.4)        (1.2)
                                                                  -------     -------       ------       ------       ------
    Net cash used for investing activities                           (7.3)       (3.2)        (1.4)        (6.9)        (8.3)
                                                                  -------     -------       ------       ------       ------

Financing Activities
    Additions to long-term debt and revolving credit agreements     283.8        57.6            -          1.9          1.9
    Reductions of long-term debt and revolving credit agreements   (311.7)     (103.5)           -        (42.5)       (42.5)
    Additions to obligations of project mining subsidiaries             -           -         44.0            -         44.0
    Reductions of obligations of project mining subsidiaries            -           -        (70.4)           -        (70.4)
    Intercompany loans                                               (8.0)       (3.0)           -         13.5         13.5
    Financing fees paid                                             (15.7)       (1.6)        (0.4)        (0.3)        (0.7)
    Cash dividends paid                                             (15.0)       (3.5)           -         (3.7)        (3.7)
    Other - net                                                         -           -          0.1            -          0.1
                                                                  -------     -------       ------       ------       ------
    Net cash provided by (used for) financing activities            (66.6)      (54.0)       (26.7)       (31.1)       (57.8)
                                                                  -------     -------       ------       ------       ------

Effect of exchange rate changes on cash                               4.3           -            -            -            -
                                                                  -------     -------       ------       ------       ------

Cash and Cash Equivalents
Increase (decrease) for the year                                     (4.7)       (5.2)         3.8         (1.7)         2.1
Balance at the beginning of the year                                 59.6         8.0          2.6          1.7          4.3
                                                                  -------     -------       ------       ------       ------
Balance at the end of the year                                    $  54.9     $   2.8       $  6.4       $  0.0       $  6.4
                                                                  =======     =======       ======       ======       ======
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
                                                                     NACCO        NACCO
                                                                    & Other   Consolidated
                                                                   --------   ------------
Operating Activities
Net income (loss)                                                   $ (7.3)      $ 42.4
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
    Depreciation, depletion and amortization                           0.1         92.7
    Deferred income taxes                                             (1.2)        17.8
    Restructuring charges                                                -         12.3
    Minority interest (income) expense                                   -         (1.2)
    Extraordinary loss                                                 7.2          7.2
    Gain (loss) on sale of assets                                        -         (1.5)
    Other non-cash items                                              (2.6)        (4.8)
Working capital changes:                                                 -            -
    Intercompany receivable/payable                                   (5.2)           -
    Accounts receivable                                               (0.2)        18.4
    Inventories                                                          -         (2.6)
    Other current assets                                              (3.6)        (4.7)
    Accounts payable and other current liabilities                     1.6         (2.1)
                                                                    ------       ------
    Net cash provided by operating activities                        (11.2)       173.9
                                                                    ------       ------

Investing Activities
    Expenditures for property, plant and equipment                    (0.9)       (55.5)
    Proceeds from the sale of property, plant, and equipment                       34.4
    Proceeds from unconsolidated affiliates                                         2.3
    Other - net                                                        0.1         (0.8)
                                                                    ------       ------
    Net cash used for investing activities                            (0.8)       (19.6)
                                                                    ------       ------

Financing Activities
    Additions to long-term debt and revolving credit agreements          -        343.3
    Reductions of long-term debt and revolving credit agreements         -       (457.7)
    Additions to obligations of project mining subsidiaries              -         44.0
    Reductions of obligations of project mining subsidiaries             -        (70.4)
    Intercompany loans                                                (2.5)           -
    Financing fees paid                                                  -        (18.0)
    Cash dividends paid                                               14.2         (8.0)
    Other - net                                                        0.3          0.4
                                                                    ------       ------
    Net cash provided by (used for) financing activities              12.0       (166.4)
                                                                    ------       ------

Effect of exchange rate changes on cash                                  -          4.3
                                                                    ------       ------

Cash and Cash Equivalents
Increase (decrease) for the year                                       0.0         (7.8)
Balance at the beginning of the year                                     -         71.9
                                                                    ------       ------
Balance at the end of the year                                      $  0.0       $ 64.1
                                                                    ======       ======
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